CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (**"Agreement"**) is made and entered by and between

Livento Group Inc, 17 State Street, 10004, New York

(the **"Company"**),

and

Zied LOUKIL of 4 Rue Ali Douagi 3062 Gremda SFAX Tunisia
Ferdaous MASMOUDI of 4 Rue Ali Douagi 3062 Gremda SFAX Tunisia

(the **"Advisor"**),

IT IS HEREBY AGREED as follows:

1. Novelti Acquisition

1.1. The Company acquired Novelti corporation on 3th of March 2023 where Advisor plays a major role in Novelti business and operation.

1.2. As a result, Advisor stays in the Company operation supporting and developing the Novelti business and expansion with Company management.

2. Advisor Responsibilities

2.1. The Advisor agrees that for a period of 24 months following the signature of this contract, they will not directly or indirectly engage in any business or employment activity that competes with the Company's business without the prior written consent of the Company. This includes, but is not limited to, providing similar services, products, or consulting to any of the Company's clients or customers.

2.2. The Advisor will promptly and fully disclose and assign to the Company all Ideas made by Advisor (either alone or jointly with others) resulting from or arising out of services hereunder. All such Ideas will be the sole property of the Company. Advisor represents and warrants that Advisor has no obligations to any third party which prohibits or restricts the right to assign to the Company exclusive right, title, and interest in and to any Ideas made by Advisor resulting from or arising out of services hereunder.

2.3. As used in this Agreement, the term "Ideas" means any inventions, discoveries, designs, formulas, technology, improvements, trade secrets, results of experiments, processes, techniques, and know-how, whether or not patentable, which result from or arise out of services rendered to the Company and are invented, conceived, discovered, developed or reduced to practice by the Advisor, either alone or jointly with others.

3. NOTICES

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3.1. Any notice or demand for payment or other communication to be given or served under this Agreement must be in the English language and must be duly expressed to be a notice or demand or other communication under this Agreement.

3.2. Any such notice, demand or communication will be deemed duly given or served:

(a) if sent by e-mail, at the time of transmission, provided that confirmation of delivery is received by the sender;

(b) if posted by registered post, when being delivered to the disposition sphere of the recipient;

(c) if delivered by hand, at the time of delivery,

if such a day is a business day, or if not, on the next following business day, to the party to whom it is to be given or served at its address set out below or such other address as such party will communicate for such purposes by notice to the other party.

3.3. The addresses of the parties are stipulated in the header of this Agreement. If there is any change to either party's contact information, then such party agrees to inform in writing the other party thereof without undue delay.

4. ASSIGNMENT AND TRANSFER

4.1. The Advisor shall not be entitled to assign or transfer all or any of its rights, or obligations under this Agreement to any third party, other than its affiliate, which can and shall provide the services under this Agreement without any interruption of the business operation of the Company, without the prior written consent of the Company. The Company shall not be entitled to assign, or transfer all or any of its rights, or obligations under this Agreement to any third party without the prior written consent of the Advisor.

5. SEVERABILITY

5.1. If a term or provision in this Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, in any respect under applicable law then, the parties hereto shall take all steps in good faith to replace the defective provision with one which is valid and enforceable and the purpose of which most closely corresponds with the original purpose of such provision and the aims hereunder.

6. AMENDMENTS

6.1. This Agreement may not be amended, supplemented, or modified in any manner except by an instrument in writing duly signed by the parties and specifically designated as an amendment to this Agreement.

7. CONFIDENTIALITY

7.1. Each party hereby covenants with the other party, that it will not use, divulge or communicate to any person, firm or organization any information contained in this Agreement or any confidential information of the other party (including any confidential information relating to the company and any information related to the business, finances or affairs of the relevant party) provided that such disclosure may be made to such persons as may be required by law or by any order, direction

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or notice of a regulatory authority with which it is customary for that party to comply. This restriction shall not apply to information which may come into the public domain otherwise than through unauthorized disclosure by the relevant party. Each party shall also use its reasonable endeavors to prevent the unauthorized use, publication or disclosure of any trade secrets or other confidential information of, or relating to, the other party or the Company.

This agreement is governed by the laws of the State of Delaware.

IN WITNESS whereof this Agreement has been duly entered into on the date first above written.

The Company

By:________________________
Name: David Stybr
Title: Manager

The Advisor

By:________________________
Name: Zied LOUKIL
Title: CEO

The Advisor

By:________________________
Name: Ferdaous MASMOUDI
Title: CTO